                                                                    EXHIBIT 99.1


                            SOTHEBY'S HOLDINGS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma condensed consolidated financial statements for the periods described below show the effect of the sale of the Company's domestic real estate brokerage business, Sotheby's International Realty, Inc. ("SIR"), to a subsidiary of Cendant Corporation ("Cendant"), as well the effect of the Company's agreement with Cendant to license the Sotheby's International Realty trademark and certain related trademarks (the "Cendant License Agreement").

The unaudited pro forma condensed consolidated financial statements have been prepared by applying pro forma adjustments to the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 and the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Historical Financial Statements"). The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 gives effect to the sale of SIR as if it had been consummated on January 1, 2003 and gives effect to the resulting Cendant License Agreement as if it had been entered into on January 1, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 gives effect to the sale of SIR as if it had been consummated on January 1, 2002 and gives effect to the resulting Cendant License Agreement as if it had been entered into on January 1, 2002. The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of SIR as if it had been consummated on September 30, 2003.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are estimates based on assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Historical Financial Statements, including the related notes thereto, and the related management's discussion and analysis of financial condition and results of operations, which are included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 and the Company's Annual Report on Form 10-K for the year ended
December 31, 2002.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position and results of operations that would have been achieved had the sale of SIR and the Cendant License Agreement been consummated as of the dates indicated, nor are they necessarily indicative of the Company's future financial position or results of operations.

                            Sotheby's Holdings, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 2003
                  (Thousands of dollars, except per share data)


                                                                               Pro Forma
                                                    Historical    SIR (1)     Adjustments     Pro Forma (2)
                                                    ----------    --------    -----------     -------------
 Revenues:
    Auction and related revenues................      $174,719    $      -         $    -        $174,719
    Other revenues..............................        34,213    $(26,195)           375(3)        8,393
                                                    ----------    --------         ------       ---------
      Total revenues............................       208,932     (26,195)           375         183,112
                                                    ----------    --------         ------       ---------

 Expenses:
    Direct costs of services....................        29,856      (3,261)             -          26,595
    Salaries and related costs..................       109,209      (8,514)             -         100,695
    General and administrative expenses.........        74,126      (6,942)             -          67,184
    Depreciation and amortization charges.......        20,478      (1,649)             -          18,829
    Retention costs.............................         8,150           -              -           8,150
    Net restructuring charges...................         5,033           -              -           5,033
    Special charges.............................         2,571           -              -           2,571
                                                    ----------    --------         ------       ---------
      Total expenses............................       249,423     (20,366)             -         229,057
                                                    ----------    --------         ------       ---------

    Operating loss..............................       (40,491)     (5,829)           375         (45,945)

    Interest expense............................       (24,007)          -          1,088(4)      (22,919)
    Interest income.............................         1,984           -            572(5)        2,556
    Other income................................           606          25              -             631
                                                    ----------    --------         ------       ---------
    Loss before taxes...........................       (61,908)     (5,804)         2,035         (65,677)
    Income tax benefit..........................       (21,049)     (2,433)           654(6)      (22,828)
                                                    ----------    --------         ------       ---------
    Net loss....................................      $(40,859)   $ (3,371)        $1,381       $ (42,849)
                                                    ==========    ========         ======       =========

    Basic and diluted loss                            $  (0.66)                                 $   (0.70)
                                                    ==========                                  =========
    Basic and diluted weighted average shares
      outstanding (in millions).................          61.6                                       61.6
                                                    ==========                                  =========

                            Sotheby's Holdings, Inc.
                     Notes to Unaudited Pro Forma Condensed
                      Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 2003


(1) For purposes of the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003, the results of SIR exclude the allocation of corporate expenses, which represent expenses of the Company's continuing operations.

(2) The pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 excludes the following nonrecurring items:

          (a) Pre-tax gain on the sale of SIR                         $ 81,486

          (b) Bonuses paid to former SIR employees upon
                successful completion of the sale                     $ (1,500)

          (c) Employee termination benefits related to the
                sale of SIR                                           $   (670)

     Additionally, in accordance with the Stock Purchase Agreement, the Company is due to receive any commissions collected in connection with the closing of any real estate transactions and sales contracts pending as of the date of the agreement. Any such amounts were excluded from the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003.

(3) The adjustment represents estimated license fees during the period assuming the Cendant License Agreement went into effect on January 1, 2003.

(4) The adjustment represents the reduction of interest expense related to the Company's then existing senior secured credit agreement. Specifically, this adjustment assumes the repayment of $100 million in outstanding borrowings under the credit agreement's term facility, as well as reduced revolving credit facility borrowings for the nine months ended September 30, 2003. The assumed repayment of the $100 million in term facility borrowings is assumed to be funded by $90.3 million in assumed net proceeds received from the sale of SIR and $10.7 million from the Company's existing cash balances as of January 1, 2003.

     The pro forma reduction of interest expense as a result of the assumed repayment of outstanding term facility borrowings is not very significant due to the fact that such borrowings were actually refinanced on February 7, 2003 in conjunction with a sale-leaseback transaction involving the Company's headquarters building in New York. The pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 assumes that the sale-leaseback transaction would still have been completed as of the same date and on the same terms that were actually achieved, with the net cash proceeds being used to manage the Company's ongoing general corporate cash requirements during the remainder of 2003.

(5) The adjustment represents the increase in interest income due to higher cash balances principally resulting from the net cash proceeds received from the sale-leaseback transaction, as discussed in Note (4) above.

(6) The adjustment reflects the income tax impact at an effective tax rate of approximately 32% for the aforementioned items.

                            Sotheby's Holdings, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2002
                  (Thousands of dollars, except per share data)


                                                                               Pro Forma
                                                    Historical    SIR (1)     Adjustments     Pro Forma (2)
                                                    ----------    --------    -----------     -------------
Revenues:
   Auction and related revenues................       $297,688    $      -         $    -          $297,688
   Other revenues..............................         47,407     (34,563)           500 (3)        13,344
                                                      --------    --------         ------          --------
     Total revenues............................        345,095     (34,563)           500           311,032
                                                      --------    --------         ------          --------

Expenses:
   Direct costs of services....................         56,949      (3,874)             -            53,075
   Salaries and related costs..................        151,170     (11,034)             -           140,136
   General and administrative expenses.........         99,391      (8,838)             -            90,553
   Depreciation and amortization charges.......         24,278      (2,407)             -            21,871
   Retention costs.............................         22,564           -              -            22,564
   Net restructuring charges...................          1,961           -              -             1,961
   Special charges.............................         41,042           -              -            41,042
                                                      --------    --------         ------          --------
     Total expenses............................        397,355     (26,153)             -           371,202
                                                      --------    --------         ------          --------

   Operating loss..............................        (52,260)     (8,410)           500           (60,170)

   Interest expense............................        (22,683)          -          7,564 (4)       (15,119)
   Interest income.............................          2,509           -           (364)(5)         2,145
   Other income................................            973          17              -               990
                                                      --------    --------         ------          --------
   Loss before taxes...........................        (71,461)     (8,393)         7,700           (72,154)
   Income tax benefit..........................        (16,706)     (3,614)         2,623 (6)       (17,697)
                                                      --------    --------         ------          --------
   Net loss....................................       $(54,755)   $ (4,779)        $5,077          $(54,457)
                                                      ========    ========         ======          ========
   Basic and diluted loss Per share............       $  (0.89)                                    $  (0.89)
                                                      ========                                     ========

     Basic and diluted weighted average shares
       outstanding (in millions)...............           61.5                                         61.5
                                                      ========                                     ========

                            Sotheby's Holdings, Inc.
                     Notes to Unaudited Pro Forma Condensed
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 2002


(1) For purposes of the pro forma condensed consolidated statement of operations for the year ended December 31, 2002, the results of SIR exclude the allocation of corporate expenses, which represent expenses of the Company's continuing operations.

(2) The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 excludes the following nonrecurring items:


         (a) Pre-tax gain on the sale of SIR                     $ 80,921

         (b) Bonuses paid to former SIR employees upon
               successful completion of the sale                 $ (1,500)

         (c) Employee termination benefits related to the
               sale of SIR                                       $   (670)

     Additionally, in accordance with the Stock Purchase Agreement, the Company is due to receive any commissions collected in connection with the closing of any real estate transactions and sales contracts pending as of the date of the agreement. Any such amounts were excluded from the pro forma condensed consolidated statement of operations for the year ended
     December 31, 2002.

(3) The adjustment represents estimated license fees during the period assuming the Cendant License Agreement went into effect on January 1, 2002.

(4) The adjustment represents the reduction of interest expense related to the Company's then existing senior secured credit agreement. Specifically, this adjustment assumes the repayment of $130 million in outstanding borrowings under the credit agreement's term facility, as well as reduced revolving credit facility borrowings for the year ended December 31, 2002. The assumed repayment of the $130 million in term facility borrowings is assumed to be funded by $89.3 million in assumed net proceeds received from the sale of SIR and $40.7 million from the Company's existing cash balances as of January 1, 2002.

(5) The adjustment represents the reduction of interest income due to lower cash balances.

(6) The adjustment reflects the income tax impact at an effective tax rate of approximately 34% for the aforementioned items.

                            Sotheby's Holdings, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2003
                             (Thousands of dollars)



                                                                               Pro Forma
                                                    Historical    SIR (1)     Adjustments     Pro Forma
                                                    ----------    --------    -----------     ---------
Assets:
Current Assets:
   Cash and cash equivalents.................         $  6,616    $      -       $ 48,078 (2)  $ 54,694
   Restricted cash...........................            2,997      (1,442)             -         1,555
   Receivables (net).........................          165,634        (446)             -       165,188
   Other current assets......................           73,987        (213)             -        73,774
                                                      --------    --------       --------      --------
         Total Current Assets................          249,234      (2,101)        48,078       295,211
                                                      --------    --------       --------      --------
Non-Current Assets:
   Notes receivable (net)....................           44,676           -              -        44,676
   Properties (net)..........................          258,436     (10,322)             -       248,114
   Deferred income taxes.....................          110,276           -        (27,070)(3)    83,206
   Goodwill..................................           16,749      (3,338)             -        13,411
   Other non-current assets..................           32,905        (152)                      32,753
                                                      --------    --------       --------      --------
                  Total Assets...............         $712,276    $(15,913)      $ 21,008      $717,371
                                                      ========    ========       ========      ========
Liabilities &
 Shareholders' Equity

Liabilities:

Current Liabilities:
   Due to consignors.........................         $ 86,279    $      -       $      -      $ 86,279
   Credit facility borrowings................           55,000           -        (35,000)(4)    20,000
   Accounts payable and accrued liabilities             68,986      (7,772)             -        61,214
   Other current liabilities.................           15,743        (458)             -        15,285
                                                      --------    --------       --------      --------
         Total Current Liabilities...........          226,008      (8,230)       (35,000)      182,778
                                                      --------    --------       --------      --------

Long-Term Liabilities:
   Long-term debt (net)......................           99,520           -              -        99,520
   Settlement liabilities....................           72,647           -              -        72,647
   York Property capital lease obligation....          172,208           -              -       172,208
   Other long-term liabilities...............           38,758          (9)             -        38,749
                                                      --------    --------       --------      --------
         Total Liabilities...................          609,141      (8,239)       (35,000)      565,902
                                                      --------    --------       --------      --------

Shareholders' Equity:
   Common stock..............................            6,166          (8)             8 (5)     6,166
   Additional paid in capital................          203,577      (5,641)         5,641 (5)   203,577
   Accumulated deficit.......................          (98,744)     (2,025)        50,359 (6)   (50,410)
   Deferred compensation expense.............             (936)          -              -          (936)
   Accumulated other comprehensive loss......           (6,928)          -              -        (6,928)
                                                      --------    --------       --------      --------
         Total Shareholders' Equity..........          103,135      (7,674)        56,008       151,469
                                                      --------    --------       --------      --------
         Total Liabilities and
          Shareholders' Equity...............         $712,276    $(15,913)      $ 21,008      $717,371
                                                      ========    ========       ========      ========

                            Sotheby's Holdings, Inc.
                     Notes to Unaudited Pro Forma Condensed
                           Consolidated Balance Sheet
                            As of September 30, 2003



(1) For purposes of the pro forma condensed consolidated balance sheet, the assets and liabilities of SIR exclude the allocation of corporate assets and liabilities, which represent assets and liabilities of the Company's continuing operations.

(2) The adjustment reflects the net cash inflow directly resulting from the sale of SIR as follows:

       Cash received from the sale of SIR                         $100,670 (8)

       Assumed funding of SIR working capital
        deficit upon closing of transaction                         (6,129)

       Transaction costs related to the sale of SIR                 (5,000)

       Taxes paid prior to closing of transaction                   (4,293)

       Assumed repayment of outstanding borrowings                 (35,000)(4)

       Bonuses paid to former SIR employees upon
        successful completion of the sale                           (1,500)

       Termination benefits paid to a former SIR
        employee                                                      (670)
                                                                  --------
                                                                  $ 48,078
                                                                  ========

(3) The adjustment reflects the tax effect at approximately 38% of the gain on the sale of SIR.

(4) The adjustment reflects the assumed repayment of $35 million in outstanding borrowings under the Company's then existing senior secured revolving credit facility.

(5) The adjustment represents the elimination entries required to reflect the deconsolidation of SIR.

(6) The adjustment reflects the after-tax income effect of the sale of SIR and the elimination entry required to reflect the previous consolidation of SIR, as follows:

       Gain on the sale of SIR, net of taxes                       $50,504 (7)

       Bonuses paid to former SIR employees upon
         successful completion of the sale                          (1,500)

       Employee termination benefits related to the
         sale of SIR                                                  (670)

       Consolidation elimination                                     2,025
                                                                   -------
                                                                   $50,359
                                                                   =======

(7)  The gain on the sale of SIR, net of taxes, is calculated as follows:


       Cash received from the sale of SIR                         $100,670 (8)

       Assumed funding of SIR working capital
         deficit upon closing of transaction                        (6,129)

       Transaction costs related to the sale of SIR                 (5,000)
                                                                  --------
       Net proceeds                                                 89,541

       Less: SIR net assets as of September 30, 2003                (7,674)
                                                                  --------
       Gain on sale of SIR                                          81,867

       Income taxes at approximately 38%                           (31,363)
                                                                  --------
       Gain on the sale of SIR, net of taxes                      $ 50,504
                                                                  ========


(8) Upon the sale of SIR on February 17, 2004, the Company received total consideration of $100.7 million, which consisted of $98.9 million in cash and the assumption of a $1.8 million note payable. The pro forma condensed consolidated balance sheet as of September 30, 2003 assumes that the consideration received consisted only of cash due to the fact that the $1.8 million note payable assumed by Cendant Corporation was not a liability of SIR as of September 30, 2003.